Wireless M2M solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
Liolios Group, Inc.
Scott Liolios or Matt Glover
949-574-3860, IDSY@liolios.com

I.D. Systems Reports Fourth Quarter and Full Year 2013 Results

Woodcliff Lake, NJ, March 6, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless M2M solutions for tracking, securing and managing high-value enterprise assets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Financial Results

•	Revenue increased 7% to $11.4 million from $10.7 million in the fourth quarter of 2012, driven by sales of industrial vehicle and transportation asset management systems, which increased 18% and 8%, respectively, compared to the fourth quarter of 2012.

•	Recurring revenue, derived primarily from the company’s transportation asset management systems, was $4.5 million, or 40% of total revenue.

•	Inventory reserve increased by $2.1 million, as a result of the company’s latest generation of wireless M2M technology rendering older products obsolete. This non-cash charge had a direct impact on the cost of sales and gross margins for the quarter and year; however, it had no effect on cash.

•	Excluding the inventory reserve charge, non-GAAP gross margin was 48%, compared to non-GAAP gross margin of 46% in the fourth quarter of 2012. GAAP gross margin was 30% for the quarter, compared to 45% in the same period a year ago.

•	Fourth quarter selling, general and administrative costs and research & development expenses were unchanged year-over year, at $5.7 million and $1.0 million, respectively.

•	Excluding the inventory reserve charge, stock-based compensation, and depreciation and amortization, non-GAAP net loss was $155,000, or $(0.01) per basic and diluted share, compared to non-GAAP net loss of $215,000, or $(0.02) per basic and diluted share, in the same period a year ago.

•	Net loss totaled $3.1 million, or $(0.26) per basic and diluted share, compared to net loss of $1.0 million, or $(0.09) per basic and diluted share, in the fourth quarter of 2012.

Fourth Quarter 2013 Operational Highlights

•	Recurring business from core customers, including 3M, Alcoa, Bridgestone, Caterpillar, CNH, Ford Motor Company, Forward Air, General Mills, John Deere, Knight Transportation, Meijer, Nestlé, Price Chopper, Procter & Gamble, Swift Transportation, the U.S. Postal Service, and Walmart.

•	Initial orders for system implementations from new customers, including a global healthcare company, a major manufacturer of oil & gas production equipment, a U.S. airline, a leading aircraft components supplier, a frozen food distributor, and, in the U.K., the BMW Group.

•	Significant revenue contributions from channel partners (primarily industrial truck manufacturers and their dealers), which sold I.D. Systems’ solutions to a wide range of end users, including two Fortune 500 retailers, two national grocery chains, three leading specialty retailers, two global automotive industry manufacturers, the world’s leading recreational products manufacturer, a major steel maker, a leading food producer, distributors of beverages and household goods, and a variety of other companies.

Wireless M2M solutions for Enterprise Assets

•	New product developments, including a fourth-generation on-vehicle computer for controlling and monitoring industrial trucks, two new cellular products for tracking trailer chassis and intermodal containers, an enhanced rental vehicle management device, and advances in the metrics provided by I.D. Systems Analytics.

Full Year 2013 Financial Results

•	Revenue was $39.9 million, compared to $44.6 million in 2012. The decrease was attributable to a $6.9 million decrease in revenue from rental fleet management systems, from $8.0 million to $1.1 million, partially offset by a $2.2 million increase in revenue from industrial vehicle and transportation asset management systems. The decrease in rental fleet management revenue reflects completion of the first phase of the company’s agreement with Avis Budget Group in 2012.

•	Recurring revenue increased 2% to $17.7 million, or 44% of total revenue, from $17.3 million, or 39% of total revenue, in 2012.

•	Excluding the inventory reserve charge, non-GAAP gross margin was 50%, compared to non-GAAP gross margin of 52% in 2012. GAAP gross margin was 45% for the year, compared to 51% in 2012.

•	Selling, general & administrative expenses decreased 3% to $21.8 million from $22.4 million in 2012, as management continued to closely monitor labor and other overhead costs.

•	Research and development expenses increased to $4.4 million from $4.3 million a year ago, reflecting the company’s continued investments in a new generation of wireless M2M products.

•	Excluding the inventory reserve charge, stock-based compensation, and depreciation and amortization, non-GAAP net loss was $2.1 million, or $(0.18) per basic and diluted share, compared to non-GAAP net income of $748,000, or $0.06 per basic and diluted share, in 2012.

•	Net loss was $7.5 million, or $(0.63) per basic and diluted share, compared to a net loss of $2.6 million, or $(0.22) per basic and diluted share, in 2012.

•	As of December 31, 2013, the company had $14.1 million in cash, cash equivalents and marketable securities, equating to $1.15 per share outstanding, and no debt. As of December 31, 2012, the company had $15.8 million in cash, cash equivalents and marketable securities.

Results for the fourth quarter and full year 2013 include an income tax benefit of $63,000, and results for the fourth quarter and full year 2012 include an income tax benefit of $662,000, from the sale of a portion of the company’s New Jersey net operating losses under the State’s Technology Business Tax Certificate Transfer Program, which allows qualified New Jersey-based technology businesses to sell unused amounts of net operating loss carryforwards and research and development tax credits for cash.

Management Commentary

“We are encouraged by the continued revenue growth in our industrial vehicle management segment, and our core margins underlying that business,” said Kenneth Ehrman, I.D. Systems’ president and interim chief executive officer. “Although our decision to increase inventory reserve by $2.1 million significantly impacted margins in 2013, our action was appropriate and necessary. We had a group of aged products, including many we obtained in our acquisitions of PowerKey in 2008 and Asset Intelligence in 2010, which have been rendered obsolete by our latest generation of cutting-edge wireless products.

“These product developments, which we believe position the company well to capitalize on the increasing global adoption of M2M technology, include the fourth generation of our smart, on-vehicle device for controlling industrial trucks, two improved cellular devices for tracking trailer chassis and intermodal containers, an enhanced rental vehicle management unit, and refinements to our Analytics software offering.

Wireless M2M solutions for Enterprise Assets

“Our rental fleet management business remains an evolving opportunity, not only with our current customer, Avis Budget Group, but also with other companies—both in and outside of the car rental industry. We will continue our efforts to commercialize our intellectual property in this area.

“Our cloud-based Analytics software has evolved through multiple customer deployments, resulting in the recent launch of an industry-first set of key performance indicators based on Analytics data. These KPIs enable unique, quantified valuations of material handling operations, which provide a daily assessment of industrial vehicle performance and form the basis for comparison with the user’s peer industry.

“We remain focused on expanding business with core enterprise customers—particularly by leveraging our Analytics software—and diversifying revenue through new customer development. We are also committed to maintaining I.D. Systems’ position as a leader in wireless M2M solutions—by investing in key resources to accelerate growth, improving our internal quality processes, and capitalizing on both short- and long-term growth opportunities.”

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, March 6, 2014, at 4:45 p.m. Eastern time. The company’s interim CEO, Kenneth Ehrman, will lead a discussion on 2013 results and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP net income/loss, and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Wireless M2M solutions for Enterprise Assets

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables Follow --

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012 (Unaudited)	2013 (Unaudited)	2012	2013 (Unaudited)
Revenues:
Product revenues	$6,895,000	$7,096,000	$28,640,000	$23,140,000
Service revenues	3,768,000	4,261,000	15,995,000	16,806,000
	10,663,000	11,357,000	44,635,000	39,946,000
Cost of revenues:
Cost of products	4,380,000	6,362,000	16,038,000	15,914,000
Cost of services	1,446,000	1,588,000	5,667,000	6,122,000
	5,826,000	7,950,000	21,705,000	22,036,000

Gross profit	4,837,000	3,407,000	22,930,000	17,910,000

Selling, general and administrative expenses	5,682,000	5,677,000	22,409,000	21,769,000
Research and development expenses	1,044,000	1,044,000	4,341,000	4,389,000
Operating loss	(1,889,000)	(3,314,000)	(3,820,000)	(8,248,000)
Interest income	172,000	151,000	507,000	635,000
Other income	9,000	6,000	59,000	51,000
Net loss before income tax	(1,708,000)	(3,157,000)	(3,254,000)	(7,562,000)
Income tax benefit	662,000	63,000	662,000	63,000
Net loss	$(1,046,000)	$(3,094,000)	$(2,592,000)	$(7,499,000)
Net loss per share – basic and diluted	$(0.09)	$(0.26)	$(0.22)	$(0.63)

Weighted average common shares outstanding – basic and diluted	11,786,000	11,991,000	11,744,000	11,912,000

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2013
Net loss	$(1,046,000)	$(3,094,000)	$(2,592,000)	$(7,499,000)
Inventory reserve	-	2,066,000	-	2,066,000
Depreciation expense and amortization of intangible assets	542,000	603,000	2,186,000	2,171,000
Stock-based compensation expense	289,000	270,000	1,154,000	1,118,000
Non-GAAP net income (loss)	$(215,000)	$(155,000)	$748,000	$(2,144,000)
Non-GAAP net income (loss) per basic and diluted share	$(0.02)	$(0.01)	$0.06	$(0.18)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2012	Year Ended December 31, 2012	Year Ended December 31, 2012
Revenues	$10,663,000	$11,357,000	$44,635,000	$39,946,000
Cost of revenues	5,826,000	7,950,000	21,705,000	22,036,000
Gross profit	4,837,000	3,407,000	22,930,000	17,910,000

Inventory reserve	-	2,066,000	-	2,066,000
Stock-based compensation expense	3,000	4,000	12,000	16,000
Depreciation expense and amortization of intangibles	15,000	23,000	54,000	83,000
Non-GAAP gross profit	$4,855,000	$5,500,000	$22,996,000	$20,075,000
GAAP gross margin	45%	30%	51%	45%
Non-GAAP gross margin	46%	48%	52%	50%

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2012	December 31, 2013 (Unaudited)
ASSETS
Cash and cash equivalents	$1,614,000	$6,582,000
Investments – short term	4,794,000	4,090,000
Restricted cash	300,000	300,000
Accounts receivable, net	8,814,000	9,574,000
Financing receivables – current	3,143,000	4,051,000
Inventory, net	7,512,000	5,156,000
Deferred costs – current	2,380,000	2,112,000
Prepaid expenses and other current assets	1,043,000	909,000
Deferred tax asset – current	662,000	63,000
Total current assets	30,262,000	32,837,000

Investments – long term	9,064,000	3,100,000
Financing receivables – less current portion	10,814,000	10,255,000
Deferred costs – less current portion	2,651,000	2,861,000
Fixed assets, net	2,401,000	2,239,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	3,230,000	2,064,000
Other assets	307,000	322,000
	$60,566,000	$55,515,000

LIABILITIES
Accounts payable and accrued expenses	$5,638,000	$6,264,000
Capital lease obligation, current	-	144,000
Deferred revenue, current	4,689,000	4,641,000
Total current liabilities	10,327,000	11,049,000

Deferred rent	343,000	330,000
Capital lease obligation, less current portion	-	149,000
Deferred revenue, less current portion	5,869,000	6,538,000
Total liabilities	16,539,000	18,066,000

STOCKHOLDERS' EQUITY
Preferred stock: authorized 5,000,000 shares; none issued	-	-
Common stock: 50,000,000 shares authorized; 12,678,000 and 12,835,000 shares issued at December 31, 2012 and 2013, respectively; 12,088,000 and 12,196,000 shares outstanding at December 31, 2012 and 2013, respectively	122,000	123,000
Additional paid-in capital	103,135,000	104,479,000
Accumulated deficit	(56,102,000)	(63,601,000)
Accumulated other comprehensive income (loss)	53,000	(106,000)
	47,208,000	40,895,000
Treasury stock, at cost	(3,181,000)	(3,446,000)
Total stockholders’ equity	44,027,000	37,449,000
Total liabilities and stockholders’ equity	$60,566,000	$55,515,000

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

	Year Ended December 31,
	2012	2013 (Unaudited)
Cash flows from operating activities:
Net loss	$(2,592,000)	$(7,499,000)
Adjustments to reconcile net loss to cash used in operating activities:
Inventory reserve	-	2,066,000
Stock-based compensation expense	1,154,000	1,118,000
Depreciation and amortization	2,186,000	2,171,000
Deferred rent expense	16,000	(13,000)
Bad debt reserve	432,000	482,000
Deferred income tax benefit	(272,000)	599,000
Changes in:
Accounts receivable	(1,299,000)	(1,186,000)
Financing receivables	(8,639,000)	(354,000)
Inventory	602,000	290,000
Prepaid expenses and other assets	1,149,000	119,000
Deferred costs	(1,165,000)	58,000
Deferred revenue	3,136,000	621,000
Accounts payable and accrued expenses	(3,844,000)	385,000
Net cash used in operating activities	(9,136,000)	(1,143,000)

Cash flows from investing activities:
Purchase of fixed assets	(326,000)	(538,000)
Purchase of investments	(5,478,000)	(3,841,000)
Proceeds from sales and maturities of investments	8,399,000	10,427,000
Net cash provided by investing activities	2,595,000	6,048,000

Cash flows from financing activities:
Principal payments of capital lease obligation	-	(12,000)
Proceeds from exercise of stock options	117,000	203,000
Purchase of treasury shares	(193,000)	-
Net cash provided by (used in) financing activities	(76,000)	191,000

Effect of foreign exchange rate changes on cash and equivalents	(155,000)	(128,000)
Net decrease in cash and cash equivalents	(6,772,000)	4,968,000
Cash and cash equivalents - beginning of period	8,386,000	1,614,000
Cash and cash equivalents - end of period	$1,614,000	$6,582,000

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